Exhibit 10.1

Execution Version

STOCKHOLDERS AGREEMENT

DATED AS OF AUGUST 2, 2021

7.7	Governing Law	41
7.8	Jurisdiction; Waiver of Jury Trial	41
7.9	Specific Performance	42
7.10	Entire Agreement	42
7.11	Severability	42
7.12	Table of Contents, Headings and Captions	42
7.13	Counterparts	42
7.14	Effectiveness of this Agreement	42
7.15	Certain Adjustments of Common Stock	42
7.16	No Recourse	43
7.17	Financing Cooperation	43

STOCKHOLDERS AGREEMENT

This Stockholders Agreement, dated as of August 2, 2021, is entered into by and among Hilton Grand Vacations Inc., a Delaware corporation (the “Company”), AP VIII Dakota Holdings, L.P., a Delaware limited partnership, and AP Dakota Co-Invest, L.P., a Delaware limited partnership (collectively, “Apollo”), and for the purposes of Sections 7.2 and 7.3 hereof, Hilton Worldwide Holdings Inc. (“Hilton”).

BACKGROUND:

WHEREAS, Apollo Beneficially Owns (as defined below) approximately 91.50% of the outstanding shares of common stock of Dakota Holdings, Inc., a Delaware corporation (“Dakota”), which indirectly wholly owns Diamond Resorts International, Inc. a Delaware corporation (“Diamond”);

WHEREAS, the Company, Diamond and the Sellers party thereto have entered into the Merger Agreement (as defined below) pursuant to which, among other things, Dakota would merge with and into Hilton Grand Vacations Borrower LLC, a Delaware limited liability company (“HGV Borrower”), and in connection with such merger and other related transactions, Apollo would receive such number of shares of Common Stock (as defined below) as set forth in the Merger Agreement, subject to the terms and conditions set forth therein;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, and as a condition to the consummation of the Merger, the Company and Apollo are entering into this Agreement (as defined below) to set forth certain understandings among such parties, including with respect to certain governance matters;

WHEREAS, the Company and Apollo intend the rights and obligations set forth herein to become automatically effective upon the Effective Time (as defined below); and

WHEREAS, the Company and Hilton are parties to a License Agreement dated as of January 2, 2017 pursuant to which the Company is granted, inter alia, certain rights to use trademarks, content, software and data of Hilton as well as certain marketing rights, and pursuant to which the consummation of the transactions contemplated by the Merger Agreement requires Hilton’s consent.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“5% Stockholder” means, in connection with a proposed Transfer of Equity Securities of the Company, any Person or Group that has already filed and still has in effect, a Statement of Beneficial Ownership Report on Schedule 13D or Schedule 13G with the SEC which reports such Person’s or Group’s Beneficial Ownership of five percent (5%) or more of the total outstanding Common Stock at the time of such proposed Transfer (other than any investment company or mutual fund that has filed, or has a current obligation to file, a report on Schedule 13G (and not Schedule 13D) with respect to its ownership of shares of capital stock of the Company). The initial list of 5% Stockholders as of the date of this Agreement is set forth on Schedule 1.1, and the Company shall have the opportunity to update and amend such list by written notice on a quarterly basis and within the first twenty four (24) hours following the Company’s receipt of an Apollo Transfer Notice, in each case acting reasonably and in good faith, to add or remove, as applicable, any Person who at such time has become or ceases to be, as applicable, a 5% Stockholder.

“Activist Stockholder” means any Person who (i) has filed a Schedule 13D with respect to the Company within eighteen (18) months of any proposed Transfer or any investment vehicle, fund or account advised by such a Person or (ii) is reasonably known to have publicly engaged in activist campaigns in the three (3) years prior to the date of any such proposed Transfer, including by publicly stating an intention to or actually attempting to (pursuant to proxy solicitation, tender or exchange offer or other public means) (x) obtain a seat on the board of directors of a company, (y) run a “vote no” campaign or (z) cause a sale, spin-off or other corporate transaction, in each case to the extent set forth on Schedule 1.1 hereto, which schedule (a) shall be amended by the Company on a calendar quarterly basis and (b) may be amended by the Company within the first twenty four (24) hours following the Company’s receipt of an Apollo Transfer Notice, in each case acting reasonably and in good faith, to add or remove, as applicable, any Person who at such time satisfies or ceases to satisfy, as applicable, the foregoing criteria.

“Adverse Disclosure” means public disclosure of material, non-public information that, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (a) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading and such material, non-public information would not be required to be made at such time but for the filing of such Registration Statement or report, and (b) the Company has a bona fide business purpose for not disclosing publicly.

“Advice” has the meaning set forth in Section 5.4(b).

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” means this Stockholders Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Apollo” has the meaning set forth in the Preamble.

“Apollo Closing Shares” means shares of Common Stock acquired by the Apollo Entities pursuant to the Merger on the Closing Date.

“Apollo Designee” has the meaning set forth in Section 2.1(d).

“Apollo Designee Step-Up Right” has the meaning set forth in Section 2.1(b).

“Apollo Entities” means Apollo and each of its respective Controlled Affiliates.

“Apollo Party” or “Apollo Parties” means Apollo and each Permitted Transferee that becomes a party to this Agreement by executing a joinder agreement substantially in the form attached as Exhibit A to this Agreement.

“Apollo Transfer Notice” has the meaning set forth in Section 4.1(e).

“Audit Committee” means the audit committee of the Board, or another committee of the Board performing the function of overseeing audit, financial reporting, and similar matters that an audit committee of a public company that is listed on the Exchange customarily oversees.

“Audit Committee Requirement” means, with respect to any Apollo Designee who serves as a Director, (i) any and all eligibility requirements (including “independence” requirements) for membership on the Audit Committee as mandated by applicable Law, the rules of the Exchange, and the charter of the Audit Committee, including, without limitation, the “financial literacy” requirement set forth in NYSE Listed Company Manual Section 303A.07(a), and (ii) the Board or the Nominating and Corporate Governance Committee has conclusively determined such person to qualify as an “independent” Director in accordance with the conditions set forth pursuant to (i) above and any guidelines applicable to all Directors, as determined in good faith by the Board or the Nominating and Corporate Governance Committee.

“Beneficially Own” (including its correlative meanings, “Beneficial Owner” and “Beneficial Ownership”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Board Stepdown” has the meaning set forth in Section 2.1(c).

“Business Day” means a day other than a Saturday, Sunday, holiday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Closing” has the meaning set forth in the Merger Agreement.

“Closing Date” means the date on which the Closing occurs.

“Committee” means any or all of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and any other committee of the Board.

“Common Stock” means the shares of common stock, $0.01 par value per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted and any other common stock of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Governing Documents” has the meaning set forth in Section 4.4.

“Compensation Committee” means the compensation committee of the Board, or another committee performing the functions of overseeing executive compensation and related matters that a compensation committee of a public company that is listed on the Exchange customarily oversees.

“Control” (including its correlative meanings, “Controlled” and “Controlled by”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Controlled Affiliate” means, with respect to Apollo, any entity that is Controlled by Apollo Global Management, Inc., including any of its direct and indirect Subsidiaries.

“Demand Party” has the meaning set forth in Section 5.2(a).

“Demand Suspension” has the meaning set forth in Section 5.2(a).

“Designee Qualifications” has the meaning set forth in Section 2.2.

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Diamond” has the meaning set forth in the Recitals.

“Director” means any director of the Company.

“Director Confidentiality and Non-Use Agreement” means a Confidentiality and Non-Use Agreement, substantially in the form attached as Exhibit B to this Agreement, which the Company will require each Director that is not an employee of the Company to execute as a condition to such Director’s election or nomination for election and any subsequent nomination for re-election as a Director.

“Effective Date” means the Closing Date.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in any Person that is not a corporation, (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange” shall mean the New York Stock Exchange or any other exchange on which the Common Stock is listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” has the meaning assigned to it in Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

“HGV Borrower” has the meaning set forth in the Recitals.

“Hilton” has the meaning set forth in the Preamble.

“Identified Person(s)” has the meaning set forth in Section 4.5(b).

“Indemnified Parties” has the meaning set forth in Section 5.5(a).

“Issuance Notice” has the meaning set forth in Section 4.2(a).

“Issuer Agreement” has the meaning set forth in Section 7.17.

“Law” means any statute, law (including common law), regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Limited Guarantee” means that certain Limited Guarantee, dated as of even date herewith, substantially in the form attached as Exhibit F to this Agreement.

“Market Price” means, as of any date, the last reported trading price of the Common Stock as of the end of regular trading hours on the Exchange on such date or, if the Common Stock is not listed on an Exchange, the fair market value per share of the Common Stock as determined in good faith by the Board as of such date.

“Merger Agreement” means that certain Merger Agreement, dated as of March 10, 2021, among the Company, HGV Borrower, Diamond, the Apollo Parties and the Seller Parties.

“New Issuance” has the meaning set forth in Section 4.2(a).

“New Issuance Closing” has the meaning set forth in Section 4.2(c).

“New Securities” means (a) any shares of Common Stock, other than any shares of Common Stock that are: (i) issued to employees, officers or directors of, or consultants to, the Company or any of its Affiliates pursuant to any plan or arrangement approved by the Board (or a duly authorized committee thereof); (ii) issued as consideration to the seller(s) for the acquisition by the Company (or any of its Affiliates) of any business, assets or property of any third party, by merger, sale of assets, sale of stock or otherwise; (iii) issued upon conversion or exercise of convertible securities, options, warrants or other similar securities; or (iv) securities distributed or set aside ratably to all holders of Common Stock on a per share equivalent basis, or (b) any preferred or debt securities that are convertible into or exchangeable for shares of Common Stock other than those issued as a dividend to holders of shares of Common Stock pursuant to a stockholder or shareholder rights plan, commonly referred to as “poison pill” (“Rights Plan”).

“Nominating and Corporate Governance Committee” means the nominating and corporate governance committee of the Board, or another committee performing the functions of nominating or selecting Persons for election or appointment to the Board.

“Per Security Offering Price” has the meaning set forth in Section 4.2(a).

“Permitted Loan” has the meaning set forth in Section 4.1(b)(iii).

“Permitted Transfer” has the meaning set forth in Section 4.1(b).

“Permitted Transferee” has the meaning set forth in Section 4.1(a).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Private Placement” has the meaning set forth in Section 4.2(a).

“Pro Rata Portion” has the meaning set forth in Section 4.2(a).

“Public Offering” means a public offering of equity securities of the Company or any successor thereto or any Subsidiary of the Company pursuant to a registration statement declared effective under the Securities Act.

“Registrable Securities” means all Apollo Closing Shares and any securities into which such shares of Common Stock may be converted or exchanged pursuant to any merger,

consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company. As to any Registrable Securities, such securities will cease to be Registrable Securities when: (a) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement; (b) such Registrable Securities shall have been sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act; (c) such Registrable Securities may be sold pursuant to Rule 144 (or any similar provision then in effect) without limitation thereunder on volume or manner of sale, unless such Registrable Securities are held by a holder that beneficially owns 5% or more of the then outstanding shares of Common Stock; or (d) such Registrable Securities cease to be outstanding.

“Registration Expenses” means any and all reasonable and documented out-of-pocket expenses incurred by the Company in connection with the Company’s performance of or compliance with the provisions of Article V (Registration Rights), including (to the extent in connection therewith):

(a)

all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b)	all fees and expenses of complying with securities or blue sky Laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications);

(c)	all printing, messenger and delivery expenses;

(d)	all fees and expenses incurred in connection with the listing of any securities on any securities exchange and all rating agency fees;

(e)

the reasonable and documented fees and disbursements of outside counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f)

any reasonable and documented fees and disbursements of underwriters customarily paid by the issuers of securities, including liability insurance if the underwriters so require and the reasonable and documented fees and expenses of any special experts retained by the Company if the underwriters so require in connection with the requested registration;

(g)

the reasonable and documented out-of-pocket costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities; and

(h)	any other reasonable and documented out-of-pocket fees and disbursements customarily paid by the issuers of securities.

“Related Party” or “Related Parties” has the meaning set forth in Section 7.16.

“Restricted Entities” means (i) timeshare or vacation ownership companies engaged in the business of marketing, selling or financing vacation ownership interests or timeshare intervals or managing or operating timeshare resorts that, in each case, compete with the Company and are listed on Exhibit C to this Agreement or (ii) hotel companies principally engaged in the business of owning, operating, managing, franchising or branding hotel and lodging properties, internet travel intermediaries and peer to peer inventory or home sharing providers that, in each case, compete with Hilton and are listed on Exhibit D to this Agreement; provided, that the Company or Hilton, as applicable, shall have the opportunity to update and amend such lists by written notice on a calendar quarterly basis and otherwise within the first twenty four (24) hours following the Company’s receipt of an Apollo Transfer Notice, in each case acting reasonably and in good faith, to add or remove, as applicable, any Person who at such time has become or ceases to be, as applicable, a Restricted Entity.

“Restricted Period” means the period commencing on the Closing Date until and including the 160th day after the Closing Date.

“Restricted Persons” means (i) any Restricted Entity, (ii) any 5% Stockholder and (iii) any Activist Stockholder.

“Reverence Persons” means, collectively, Reverence Capital Partners Opportunities Fund I, L.P., a Delaware limited partnership, Reverence Capital Partners Opportunities Fund I (AI), L.P., a Delaware limited partnership, and RCP Dakota III LP, a Delaware limited partnership.

“Routine Matters” means the election of directors, the approval (on a non-binding basis) of the compensation of the Company’s named executive officers, the ratification of the appointment of the Company’s independent auditors, and an amendment to the Company’s 2017 Omnibus Incentive Plan, as amended, and/or the adoption of a new or replacement equity compensation plan.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Sell-Down Level” has the meaning set forth in Section 4.3(d).

“Sell-Down Level Ownership Percentage” means the percentage that is derived by dividing the Sell-Down Level by the total number of shares of Common Stock outstanding (as disclosed in the most recent SEC filing of the Company at the time of each applicable Sell-Down Level event specified in Section 4.3(d)).

“Seller Parties” means, collectively, the Reverence Persons and each other Person set forth on Schedule 7.2.

“Selling Holder” has the meaning set forth in Section 5.5(a).

“Standstill Removal Date” means the later of the date on which (i) Apollo ceases to Beneficially Own at least five percent (5%) of the outstanding shares of Common Stock, and (ii) Apollo’s right to designate at least one Apollo Designee pursuant to Section 2.1 terminates.

“Stock Acquisition” means any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) by the Company of any entity or assets pursuant to which the Company issues shares of Common Stock or securities that are convertible into or exchangeable for shares of Common Stock as consideration to the seller(s).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to own, Control or have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or member, or general partner, of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of authorized Directors comprising the entire Board.

“Transfer” (including its correlative meaning, “Transferred”) shall mean, with respect to any Equity Security, directly or indirectly, by operation of Law, contract or otherwise, (i) to sell, contract to sell, give, assign, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such Equity Security, in whole or in part, (ii) to engage in any hedging, swap, forward contract or other transaction that is designed to or which reasonably could be expected to lead to or result in a transfer or other disposition of Beneficial Ownership of, or pecuniary interest in, or the economic consequences of having Beneficial Ownership of, such Equity Security, including any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Equity Security, or (iii) to enter into a short sale of, or trade in, such Equity Security, or enter into any transaction with respect to derivative securities representing the right to vote or economic benefits of, such Equity Security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Voting Securities” means shares of Common Stock and any other securities of the Company entitled to vote generally in the election of Directors.

1.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (d) the word “including” and words of similar import when used in this

Agreement mean “including, without limitation,” unless otherwise specified, (e) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if”, (f) references to “day” means a calendar day unless otherwise indicated as a “Business Day”, and (g) references to “$” means U.S. dollars, the lawful currency of the United States of America. Section references are to this Agreement unless otherwise specified and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

ARTICLE II

CORPORATE GOVERNANCE MATTERS

2.1 Composition of the Board.

(a) From and after the Effective Date, subject to the terms and conditions of this Article II, Apollo shall have the right (but not the obligation) to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, two (2) individuals who meet the Designee Qualifications to serve as Directors; provided, that as long as the Apollo Parties, in the aggregate, Beneficially Own at least 23,935,707 of the Apollo Closing Shares, if the Total Number of Directors is eleven (11) or more, then Apollo shall be entitled to designate one (1) additional individual who meets the Designee Qualifications for each three (3) Directors in excess of nine (9) Directors. The Company hereby acknowledges and agrees that each of the individuals set forth on Schedule 2.1(a) meets the Designation Qualifications to serve as a Director (the “Pre-Qualified Apollo Designees”) as of the date of this Agreement and, subject to confirmation from each Pre-Qualified Apollo Designee that each such Person continues to meet the Designee Qualifications at such time, immediately prior to any such person being designated to serve as a Director, as of the Effective Time.

(b) For the avoidance of doubt, if the Total Number of Directors is increased and such increase correspondingly results in increase in the number of Directors that Apollo is entitled to designate in accordance to Section 2.1(a) and then subsequently reduced, the number of individuals that Apollo is entitled to designate pursuant to Section 2.1(a) shall be automatically reduced to the number of individuals that Apollo would otherwise be entitled to designate pursuant to Section 2.1(a); provided, that, if the Total Number of Directors is thereafter increased again, the number of designees shall increase in accordance with Section 2.1(a). The foregoing right of Apollo to designate additional Apollo Designees in the event the Total Number of Directors increases in accordance Section 2.1(a) is referred to as the “Apollo Designee Step-Up Right.” For the avoidance of any doubt, the Apollo Designee Step-Up Right shall terminate immediately when Apollo no longer Beneficially Owns at least 23,935,707 of the Apollo Closing Shares.

(c) Notwithstanding the foregoing provisions of Section 2.1(a), the number of individuals that Apollo is entitled to designate to serve as Directors pursuant to Section 2.1 shall be reduced to: (i) one (1) director if, at any time, Apollo Parties, in the aggregate, Beneficially Own at least 11,967,853 of the Apollo Closing Shares but less than 17,951,780 of the Apollo Closing Shares; and (ii) no Directors if, at any time, the Apollo Parties, in the aggregate, Beneficially Own less than 11,967,853 of the Apollo Closing Shares. Any step-down reductions in the number of individuals that Apollo is entitled to designate to serve as Directors pursuant to the immediately preceding sentence or Section 2.1(b) is referred to in either case hereinafter as the “Board Stepdown.”

(d) If at any time Apollo has designated fewer than the total number of individuals that Apollo is then entitled to designate pursuant to Section 2.1(a), Apollo shall have the right (but not the obligation) to designate such number of additional individuals who meet the Designee Qualifications that Apollo is entitled to designate, in which case, any individuals nominated by or at the direction of the Board or any duly-authorized committee thereof for election as Directors to fill any vacancy or newly created directorships on the Board shall include such designees, and the Company shall use its best efforts to effect the election of such additional designees, whether by increasing the size of the Board, causing the election of such additional designees to fill any vacancies, or otherwise. Each such individual whom Apollo shall actually designate pursuant to this Section 2.1 and who qualifies to serve and is thereafter elected as a Director shall be referred to herein as an “Apollo Designee”.

(e) Subject to the terms of this Section 2.1 and Section 2.5, Apollo shall have the exclusive right to remove, whether with or without cause, any Apollo Designee at any time; provided, that Apollo shall provide at least five (5) Business Days’ notice of any such removal, which notice shall include the reason for removal and any other information required to be disclosed pursuant to Item 5.02 of Form 8-K. Subject to the provisions of this Article II, including the qualification provisions in Section 2.3, Apollo shall also have the right to replace any Apollo Designee. In the event that a vacancy is created at any time by the death, disability, retirement, removal or resignation of any Apollo Designee, except in the case of vacancy resulting from, or related to, the Board Stepdown, any individual nominated or appointed by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be, and the Company shall use its reasonable best efforts to cause such vacancy to be filled by, a new designee of Apollo who meets the Designee Qualifications, and the Company and the Board shall take, to the fullest extent permitted by Law, at any time and from time to time, all actions necessary to accomplish the same as soon as possible following such designation.

(f) After receipt of written notice of designations from Apollo pursuant to this Section 2.1, the Company and the Board shall take all action necessary to cause each individual designated by Apollo who meets the Designee Qualifications to be appointed to the Board after the Effective Date; provided, that if Apollo provides written notice of such designations after mailing of the Company’s proxy statement relating to its next annual meeting of stockholders occurring after the Effective Date, but prior to such annual meeting, such appointment shall occur immediately after such annual meeting.

(g) For any designation pursuant to this Section 2.1 that occurs after the Effective Date in connection with an election of Directors by the stockholders of the Company, Apollo shall identify its designee or designees by written notice to the Company no less than ninety (90) days prior to the date of the meeting of stockholders of the Company to be called for the purpose of electing Directors. So long as an individual designated by Apollo pursuant to this Section 2.1 meets, and continues to meet at each time of re-election, the Designee Qualifications, the Company shall, to the fullest extent permitted by Law, include such individual in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing Directors, and use its reasonable best efforts to cause the election of such individual to the Board, including nominating such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof.

(h) The Company shall at all times provide each Apollo Designee (in his or her capacity as a member of the Board) with the same rights to indemnification and exculpation that it provides to other Directors. In addition, in his or her capacity as a member of the Board or any applicable Committee on which he or she formally serves as a member, such Apollo Designee shall be entitled to receive (i) any and all applicable Director and Committee fees and compensation that are payable to the Company’s non-management Directors as part of the Company’s director compensation plan, and (ii) reimbursement of all reasonable, documented out-of-pocket expenses that he or she incurs in connection with performing Board and any applicable Committee duties consistent with the Company’s expense reimbursement policy applicable to non-management Directors.

(i) The Apollo Designees may be Affiliates of Apollo or non-Affiliates of Apollo, or any combination thereof.

2.2 Qualification of Apollo Designee.

(a) Each Apollo Designee shall, at the time of his or her nomination or appointment as a Director and at all times thereafter until such individual ceases to serve as a Director:

(i) meet and comply with any and all policies, procedures, processes, codes, rules, standards and guidelines of the Company applicable to all non-employee Board members, including the Company’s code of business conduct and ethics, securities trading policies and corporate governance guidelines;

(ii) not be involved in any of the events enumerated in Item 2(d) or Item 2(e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act;

(iii) not be subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company; and

(iv) not be an employee, officer, or director of, or consultant to, or be receiving any compensation or benefits from, any Restricted Entity (unless otherwise agreed to by the Nominating and Corporate Governance Committee).

(b) As a condition to each Apollo Designee’s election or nomination for election and any subsequent nomination for election as a Director, such Apollo Designee shall have executed and delivered to the Company a Director Confidentiality and Non-Use Agreement.

(c) Other than with respect to the initial appointment of two (2) Apollo Designees from the list of the Pre-Qualified Apollo Nominees at the Effective Time, each Apollo Designee, as a condition to his or her initial appointment or election to the Board and any re-nomination for election to the Board, must be willing to be interviewed by the Nominating and Corporate Governance Committee on the same basis as any other new or returning, as applicable, candidate for appointment or election to the Board and must be reasonably satisfactory to the Nominating and Corporate Governance Committee acting in good faith. Apollo, in its capacity as a stockholder of the Company, on behalf of itself and other Apollo Parties, and each Apollo Designee, shall deliver such questionnaires and otherwise provide such information as are reasonably requested by the Company in connection with assessing qualification, independence and other criteria applicable to Directors, or required to be provided by directors, candidates for director, and their Affiliates and representatives for inclusion in a proxy statement or other filing required by applicable Law and the rules of the Exchange, in each case to the same extent requested or required of other candidates for appointment or election to the Board. The requirements set forth in this Section 2.2(c) shall also apply to any Apollo Designee who is designated to serve as a member of the Audit Committee in accordance with Section 2.3 and may include such additional questionnaires and information as are required or reasonably requested of each other candidate for appointment or election to the Audit Committee in connection with assessing the Audit Committee Requirement and such other qualification, independence and other criteria applicable to members of the Audit Committee, or required to be provided by directors, candidates for director, and their Affiliates and representatives to assist in the determination of their qualification to serve on audit committees of public companies that are listed on the Exchange.

The requirements set forth in this Section 2.2 are referred to, collectively, as the “Designee Qualifications”.

2.3 Audit Committee Membership; Observation Rights.

(a) Apollo shall be entitled, but not obligated, to designate one Apollo Designee serving as a Director on the Board to serve as a member of the Audit Committee, subject to such Apollo Designee meeting the Audit Committee Requirement, as a full member with the same voting and other privileges as other members of the Committee.

(b) Until Apollo either no longer has any rights under Section 2.1 to designate any Apollo Designee to serve on the Board or Apollo irrevocably waives any such rights in writing, the Company shall not amend the certificate of incorporation, bylaws or any other organizational documents of the Company, or the charter or other governing documents of any Committee of the Board, in any manner that disproportionately and adversely affects the right of any Apollo Designee to be a member of the Audit Committee relative to any other member or prospective member of the Audit Committee (except to the extent otherwise required by Law or the rules of the Exchange).

(c) Apollo Designees may attend, on a non-voting basis, any meetings of the Audit Committee (except with respect to an Apollo Designee who is a member thereof pursuant to Section 2.2(a)), the Compensation Committee, the Nominating and Corporate Governance Committee and any other Committee strictly as an observer, except when such attendance would reasonably be expected to present an actual or likely conflict of interest for Apollo Designees in the good faith opinion of the applicable Committee.

2.4 Service on Specified Boards. Apollo shall not designate any individual pursuant to Section 2.1 who, at the time of such designation, is a member or has been nominated to serve as a member of the board of directors or similar governing body of any Restricted Person. If an Apollo Designee becomes a member of the board of directors or similar governing body of any Restricted Person, Apollo shall use its reasonable best efforts to cause such Apollo Designee to promptly tender to the Board his or her resignation as a Director. In the event any Apollo Designee is to promptly tender to the Board his or her resignation as a Director, the Board shall be entitled to take all necessary steps to remove such Director promptly, without prejudice to Apollo’s Board designation right pursuant to Section 2.1.

2.5 Resignations.

(a) Notwithstanding anything to the contrary in this Agreement, if, at any time, the Apollo Parties, in the aggregate, Beneficially Own (i) less than 17,951,780 of the Apollo Closing Shares, but equal to, or greater than, 11,967,853 of the Apollo Closing Shares, Apollo shall immediately use its reasonable best efforts to cause all Apollo Designees but one to promptly tender his, her or their resignation from the Board and any applicable Committee such that there is only one Apollo Designee serving on the Board, and (ii) less than 11,967,853 of the Apollo Closing Shares, Apollo shall immediately use its reasonable best efforts to cause all Apollo Designees to promptly tender his, her or their resignation from the Board and any applicable Committee such that there is no Apollo Designee serving on the Board.

(b) In the event that the number of designees that Apollo is entitled to appoint as Directors pursuant to Section 2.1(a) is reduced and adjusted in accordance with Section 2.1(b), Apollo shall immediately use its reasonable best efforts to cause such excess number of Apollo Designees to promptly tender his, her or their resignation from the Board and any applicable Committee.

(c) If Apollo is required to use its reasonable best efforts to cause any Apollo Designee to tender his, her or their resignation from the Board and the relevant Apollo Designee does not promptly tender his, her or their resignation from the Board, such Apollo Designee shall not thereafter be entitled to participate as a member of the Board or any applicable Committee pursuant to this Agreement, and the Board shall be entitled to take all necessary actions to promptly remove such Apollo Designee from the Board and any applicable Committees.

2.6 Board Meetings. Notwithstanding anything to the contrary in the organizational documents of the Company or otherwise, the Company shall use its reasonable best efforts to provide written notice of each meeting of the Board or any Committee, whether regular or special, to each Apollo Designee at least one (1) Business Day prior to such meeting.

ARTICLE III

VOTING MATTERS

3.1 Voting on Routine Matters. At any annual or special meeting of stockholders of the Company (or if action is taken by written consent of stockholders of the Company in lieu of a meeting), the Apollo Parties shall vote, or cause to be voted (including, if applicable, by written consent), all Voting Securities Beneficially Owned by Apollo Entities in favor of the Board’s recommendation with respect to (i) a slate of directors recommended by the Board and (ii) all other Routine Matters.

3.2 Voting with respect to Other Matters. At any annual or special meeting of stockholders of the Company (or if action is taken by written consent of stockholders of the Company in lieu of a meeting), with respect to any matter other than those matters set forth in Section 3.1 above, the Apollo Parties shall be free to vote (including by written consent) at their sole discretion any and all Voting Securities Beneficially Owned up to 25.31% of all Voting Securities outstanding (the “Maximum Voting Percentage”). In the event that the total aggregate voting power for all Equity Securities Beneficially Owned by the Apollo Entities exceeds the Maximum Voting Percentage, whether as a result of share repurchases or any other transaction causing a decrease to the total number of outstanding shares of Common Stock, then the Apollo Entities shall vote or cause to be voted (including, if applicable, by written consent), any Voting Securities Beneficially Owned by Apollo Entities in excess of the Maximum Voting Percentage pro rata with all other stockholders of the Company (other than the Apollo Entities) with respect to any matter other than those matters set forth in Section 3.1 above.

3.3 Quorum. At each meeting of stockholders of the Company, Apollo Entities shall cause all of the Voting Securities Beneficially Owned by Apollo Entities to be present in person or by proxy for quorum purposes.

ARTICLE IV

ADDITIONAL COVENANTS

4.1 Transfer Restrictions.

(a) During the Restricted Period, no Apollo Party shall Transfer any shares of Common Stock, other than pursuant to a Permitted Transfer.

(b) “Permitted Transfer” means:

(i) a Transfer to another Apollo Party or, upon prior written notice and subject to the execution of a joinder agreement as set forth in the proviso below, an Apollo Entity;

(ii) a Transfer that has previously been approved in writing by the Company in its sole discretion (subject also to compliance with Section 7.3); or

(iii) a Transfer in connection with (x) a total return swap; provided that written notice of any such total return swap, which shall include the number of shares of Common Stock underlying such total return swap, shall be provided to the Company, or (y) a bona fide loan or other financing arrangement, including pledging, hypothecating or otherwise granting a security interest in any shares of Common Stock or securities convertible into or exchangeable for Common Stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such shares of Common Stock or such securities, so long as, in each case, the counterparty to any such transaction is not a Restricted Person (each, a “Permitted Loan”), in each case of the foregoing clauses (x) and (y), with a counterparty that is one or more nationally recognized financial institutions reasonably acceptable to the Company (it being agreed that each of the institutions set forth on Exhibit G shall be considered a financial institution reasonably acceptable to the Company);

provided, that any transferee who receives shares of Common Stock pursuant to a Permitted Transfer in accordance with clause (i) or (ii) above during the Restricted Period or any Apollo Entity who receives shares of Common Stock pursuant to a Permitted Transfer in accordance with clause (i) above at any time while this Agreement remains in effect (each, a “Permitted Transferee”) must execute a joinder agreement substantially in the form of Exhibit A hereto and agree to be bound by the terms of this Agreement as if they were an original party (in the capacity of an Apollo Party) hereto. For the avoidance of doubt, any Permitted Transfer pursuant to Section 4.1(b)(iii)(x) shall be deemed to be a Transfer of shares of Common Stock underlying any such total return swap, and the Apollo Party transferor shall no longer be considered to Beneficially Own such shares of Common Stock for purposes of determining the Apollo Entities’ Beneficial Ownership of Apollo Closing Shares under this Agreement.

(c) Following the Restricted Period and prior to the Standstill Removal Date, the Apollo Parties shall only Transfer shares of Common Stock (i) in any Permitted Transfer and (ii) otherwise so long as: (A) the Transfer shall be in compliance with the volume and manner of sale requirements of subsections (e) and (f) of Rule 144 of the Securities Act (and any other applicable requirements of Rule 144); (B) the transferee is not a Restricted Person and the Transfer is of less than 5% of the total number of outstanding shares of Common Stock to any Person or Group; or (C) if the Transfer is pursuant to an underwritten public offering or a block trade, the Apollo Parties shall have instructed the managing underwriter(s) or broker(s) (x) not to Transfer any shares of Common Stock to any Restricted Person, and (y) not to Transfer 5% or more of the total number of outstanding shares of Common Stock to any Person or Group. For purposes of this Section 4.1(c), the total number of shares of Common Stock outstanding at any time shall be the number specified in the most recent SEC filing of the Company disclosing the total number of shares of Common Stock outstanding.

(d) Any Transfer or attempted Transfer of Equity Securities of the Company in violation of this Section 4.1 shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the books of the Company.

(e) Prior to any proposed Transfer by an Apollo Party contemplated by Section 4.1(b)(ii), Apollo shall provide an Apollo Transfer Notice to the Company in writing at least two (2) days prior to such proposed Transfer (provided, that, if such Apollo Transfer Notice is provided by 9:00 am ET on a Friday that is a Business Day, then such Apollo Transfer Notice may be provided, and proposed Transfer may be consummated after 4:00 pm ET, on such same Business Day, subject to the consent requirements of Section 4.1(b)(ii)). During such notice period, Apollo agrees to negotiate in good faith with the Company in the event the Company elects to offer to purchase all or any portion of shares of Common Stock that Apollo proposes to Transfer. For the purposes of this Section 4.1(e), “Apollo Transfer Notice” shall include the proposed number of shares of Common Stock to be Transferred by Apollo in connection with such notice, (ii) the identity or identities of the prospective purchasers, if known, and the proposed manner of sale, (iii) the purchase price per share of Common Stock offered by such prospective purchasers, or the purchase price proposed by the applicable Apollo Entity, as applicable, and (iv) the proposed Transfer date. Nothing in this Section 4.1(e) shall limit or modify the consent requirements of Section 4.1(b)(ii).

(f) Any certificates for shares of Common Stock held by an Apollo Party as of the Effective Date shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to shares maintained in the form of book entries) referencing restrictions on transfer of such shares under the Securities Act and under this Agreement which legend shall state in substance:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 2, 2021, BY AND AMONG HILTON GRAND VACATIONS INC., AP VIII DAKOTA HOLDINGS, L.P., AND AP DAKOTA CO-INVEST, L.P., AND, WITH RESPECT TO SECTIONS 7.2 and 7.3 THEREOF ONLY, HILTON WORLDWIDE HOLDINGS INC., AS IT MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF HILTON GRAND VACATIONS INC.

Notwithstanding the foregoing, upon the request of the applicable Apollo Party, (i) in connection with any Transfer of Common Stock Transferred in accordance with the terms of this Agreement, the Company shall promptly cause the second paragraph of the legend (or notation) to be removed upon such Transfer if such restrictions would not be applicable following such Transfer, and (ii) following receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend (or notation) is no longer required under the Securities Act and applicable state securities Laws, the Company shall promptly cause the first paragraph of the legend (or notation) to be removed from any Common Stock to be Transferred in accordance with the terms of this Agreement.

(g) Apollo will reimburse any reasonable out-of-pocket costs and expenses incurred by the Company in connection with any Transfer of shares of Common Stock pursuant to this Section 4.1, including but not limited to the costs and expenses incurred in connection with the removal of any restrictive legends and pursuant to the Financing Cooperation obligations set forth in Section 7.17.

4.2 Right of First Refusal.

(a) If the Company, at any time or from time to time following the Effective Date, proposes to issue (a “New Issuance”) any New Securities, in an offering that is (i) not an underwritten public offering or (ii) an offering pursuant to Rule 144A (or a successor rule) under the Securities Act (any such offering, a “Private Placement”), the Company shall provide Apollo with written notice (an “Issuance Notice”) of such New Issuance at least ten (10) Business Days prior to the issuance of such New Securities. The Issuance Notice shall set forth the material terms and conditions of the New Issuance, including (i) the proposed number of New Securities if known or, if not known, an estimate thereof, (ii) a description of the New Securities and proposed manner of sale, (iii) the purchase price per New Security (or conversion price or premium in the event of an offering of convertible debt) (the “Per Security Offering Price”) if known or, if not known, an estimate thereof, and (iv) the proposed issuance date if known or, if not known, an estimate thereof. Apollo shall be entitled to purchase (either directly or through any other Apollo Parties or any of Apollo’s Controlled Affiliates that are Permitted Transferees), at the Per Security Offering Price and on the other terms and conditions specified in the Issuance Notice, up to the number of such New Securities that would result in the percentage of the total number of outstanding shares of Common Stock that is Beneficially Owned in the aggregate by all Apollo Entities immediately following such New Issuance being equal to the percentage of the total number of outstanding shares of Common Stock that was Beneficially Owned in the aggregate by all Apollo Entities immediately prior to such New Issuance, provided that for this purpose such percentage shall not exceed the Sell-Down Level Ownership Percentage (such percentage, the “Pro Rata Portion”). For purposes of this Section 4.1(c), in calculating the percentage of the total number of outstanding shares of Common Stock that is Beneficially Owned in the aggregate by all Apollo Entities, the total number of shares of Common Stock outstanding as disclosed in the most recent SEC filing of the Company shall be used.

(b) In order for Apollo to exercise its rights under this Section 4.2, it must deliver written notice of its election to purchase (either directly or through any other Apollo Parties or any of Apollo’s Controlled Affiliates that are Permitted Transferees) such New Securities to the Company within five (5) Business Days after receipt of the Issuance Notice, which notice shall specify the number of New Securities requested to be purchased by Apollo. Delivery of such notice shall constitute a binding commitment of Apollo to purchase (either directly or through any other Apollo Parties or any of Apollo’s Controlled Affiliates that are Permitted Transferees) the amount of New Securities so specified at a price no greater than the

Per Security Offering Price and on the terms and conditions no less favorable to the purchaser than those specified in the Issuance Notice. If, at the termination of such five (5) Business Day period, Apollo has not exercised its right to purchase any such New Securities, Apollo shall be deemed to have waived its rights under this Section 4.2 with respect to, and only with respect to, the purchase of the New Securities specified in the applicable Issuance Notice.

(c) The closing of any sale of New Securities to Apollo, any other Apollo Parties or any of Apollo’s Controlled Affiliates that are Permitted Transferees pursuant to this Section 4.2 shall take place concurrently with the consummation of the sale of the New Securities on the terms set forth in the Issuance Notice to all other Persons purchasing such New Securities (the “New Issuance Closing”).

(d) If the Company issues, at the New Issuance Closing, less than all of the New Securities described in the Issuance Notice, then the number of New Securities that Apollo (and any other Apollo Parties and any of Apollo’s Controlled Affiliates that are Permitted Transferees) shall be entitled to purchase in connection with such New Issuance pursuant to this Section 4.2 shall be reduced proportionately and Apollo’s notice delivered pursuant to Section 4.2(b) shall be deemed amended to reflect such reduction. If the number of New Securities is reduced as contemplated by this Section 4.2(d), the Company shall not issue or sell the remainder of the New Securities described in the Issuance Notice without again complying with the provisions of this Section 4.2.

(e) If the New Issuance Closing does not occur within ninety (90) days after the date of the Issuance Notice, the Company shall not issue or sell the New Securities described in the Issuance Notice without again complying with the provisions of this Section 4.2.

(f) Apollo (or any other Apollo Parties or any of Apollo’s Controlled Affiliates that are Permitted Transferees) shall, prior to the closing of any Private Placement in which any of them has elected to purchase New Securities pursuant to this Section 4.2, execute and deliver all such documents and instruments as are customarily required in connection with such an offering, including, without limitation, customary investment representations and representations as to its status as the type of offeree to whom a private sale may be made pursuant to the Securities Act, and any failure to deliver or enter into any such documents and instruments at or prior to such closing shall constitute a waiver of the right of first refusal set forth in this Section 4.2 with respect to such New Issuance.

(g) The rights and related terms and conditions set forth in paragraphs (a) through (f) of this Section 4.2 shall terminate on the first date on which Apollo ceases to Beneficially Own at least 11,967,853 of the Apollo Closing Shares.

4.3 Standstill.

(a) Subject to Section 4.3(c) and Section 4.3(d), on and after the Effective Date, the Apollo Entities shall not and shall cause their representatives acting at their direction or on their behalf not to, in any manner, directly or indirectly, without the prior written consent of, or waiver by, the Company (subject also to compliance with Section 7.3), acquire, offer to acquire or agree to acquire, by purchase or otherwise, Beneficial Ownership of any Equity

Securities of the Company (including any rights, options or other derivative securities or contracts or instruments that derives its value from (in whole or in part, or by reference to) such Equity Securities (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combinations of the foregoing)), any assets of the Company or any of its Subsidiaries, or any debt instruments or indebtedness of the Company or any of its Subsidiaries (but excluding asset backed securitization indebtedness) other than: (A) as a result of any stock split, stock dividend or distribution, subdivision, reorganization, reclassification or similar capital transaction involving Equity Securities of the Company or (B) pursuant to Section 4.1(b)(i), Section 4.1(c)(i), Section 4.2 or Section 4.3(d); provided, that no Apollo Entity shall be in breach of this Section 4.3(a) as a result of the acquisition by any Apollo Designee of any Equity Securities of the Company pursuant to (x) the grant or vesting of any equity compensation awards granted by the Company to any Apollo Designee, or (y) the exercise of any stock options, restricted stock units, or similar awards relating to any Equity Securities of the Company granted by the Company to any Apollo Designee.

(b) Subject to Section 4.3(c) and Section 4.3(d), on and after the Effective Date, the Apollo Parties shall not, shall direct their Affiliates not to, and shall direct the representatives of any of the foregoing acting at their direction or on their behalf not to, in any manner, directly or indirectly, without the prior written consent of, or waiver by, the Company (subject also to compliance with Section 7.3):

(i) make any public announcement or public offer with respect to any acquisition, merger, business combination, recapitalization, reorganization or other similar extraordinary transaction involving the Company or any of its Subsidiaries (unless such transaction is approved or affirmatively recommended by the Board);

(ii) make, knowingly encourage, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) to vote any Voting Securities, or seek to advise or influence any Person with respect to the voting of, any Voting Securities (other than, in each case, in a manner that is consistent with the Board’s recommendation in connection with a matter);

(iii) seek election to, or seek to place a representative on, the Board, or seek the removal of any member of the Board, or otherwise act, alone or in concert with others, to seek representation or to control or influence the management, the Board or policies of the Company (other than with respect to (A) the election or removal of an Apollo Designee in accordance with Section 2.1 or (B) voting (including by written consent) in accordance with Section 3.1);

(iv) call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company;

(v) form, join or in any way participate in a Group with respect to Equity Securities (other than a Group consisting solely of Apollo Parties);

(vi) otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of the Company (for the avoidance of doubt, excluding any such act in their capacity as a commercial counterparty, customer, supplier or the like);

(vii) advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other Persons in connection with any of the foregoing activities;

(viii) arrange, or in any way provide, directly or indirectly, any financing for the purchase by any Person or Group of any Equity Securities or assets of the Company, other than financing for (A) the Transfer of any shares of Common Stock to an Apollo Party or a Permitted Transferee, (B) purchases of any Equity Securities of the Company by an Apollo Entity that are permitted by this Agreement, or (C) the purchase of assets then being offered for sale by the Company;

(ix) publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing activities, or take any action that an Apollo Party knows, or would reasonably be expected to know, would require the Company to make a public announcement regarding any of the foregoing activities; or

(x) contest the validity of Section 4.3(a) or this Section 4.3(b), or contest the validity of, or otherwise challenge in any way the action by the Company to adopt, a ‘poison pill’ or similar anti-takeover device, or initiate or participate in any judicial proceeding to amend, waive, terminate or seek a release of the restrictions contained herein or any such ‘poison pill’ or similar anti-takeover device, it being understood and agreed that this Section 4.3 shall not limit (A) the non-public activities of any Apollo Designee taken in good faith in his or her capacity as a Director, (B) the participation of any Apollo Designee in any Board (or committee of the Board, as applicable) discussions, deliberations, negotiations or determinations or (C) Apollo making to the Board any proposal regarding a strategic transaction involving the Company, which proposal is made in a confidential manner and is not reasonably expected to require the Company to make any public disclosure.

(c) The restrictions set forth in Sections 4.3(a) and 4.3(b) shall terminate upon the later of (i) ninety (90) days after the Standstill Removal Date, and (ii) the day after the first annual meeting of stockholders following the Standstill Removal Date at which Directors are elected.

(d) Notwithstanding anything to the contrary in Sections 4.3(a) and 4.3(b), Apollo may (directly or through any other Apollo Parties or any of their respective Controlled Affiliates that are Permitted Transferees), at any time and from time to time, purchase shares of Common Stock in open market transactions in an amount that, when aggregated with the number of shares of Common Stock then Beneficially Owned by all Apollo Entities, would not exceed the lower of (i) the Apollo Closing Shares and (ii) an amount equal to the then current Sell-Down Level (as defined in the following sentence) plus two percent (2%) of the total number of outstanding shares of Common Stock outstanding immediately prior to such purchase of shares of Common Stock. The “Sell-Down Level” shall be an amount initially equal to the Apollo Closing Shares, and shall be reduced automatically upon each Transfer of shares of Common Stock by an Apollo Entity to a Person other than another Apollo Entity by such number of shares of Common Stock being Transferred. Once reduced, the Sell-Down Level shall not be adjusted upward for any subsequent acquisitions of shares of Common Stock in accordance with this Section 4.3(d). For purposes of this Section 4.3(d), the total number of shares of Common Stock outstanding at any time shall be the number specified in the latest of the most recent SEC filing of the Company disclosing the total number of shares of Common Stock outstanding.

4.4 Certain Approval Rights. So long as Apollo Beneficially Owns at least 11,967,853 of the Apollo Closing Shares, the Company shall not (a) amend its certificate of incorporation or amended and restated bylaws, each in effect as of the Effective Date (collectively, the “Company Governing Documents”) in any manner that would require stockholder approval and would materially, disproportionately and adversely affect the rights of Apollo thereunder, or (b) increase the Total Number of Directors to exceed twelve (12) Directors, in each case without Apollo’s prior written consent, which consent may be granted or withheld in Apollo’s sole discretion. For the avoidance of doubt, any amendments or supplements to the Company Governing Documents to adopt, or reflect the adoption of, a customary Rights Plan will not be deemed to materially, disproportionately and adversely affect the rights of Apollo, and Apollo will not have any consent right set forth in this Section 4.4 solely with respect thereto.

4.5 Corporate Opportunities.

(a) In recognition and anticipation that (i) certain directors, principals, officers, employees, members, partners and/or other representatives of Apollo, any Apollo Party or Apollo Entity, or of investment funds or vehicles affiliated with Apollo or any of its Affiliates may be Apollo Designees and, accordingly, serve as Directors of the Company, and (ii) each of Apollo or investment funds or vehicles affiliated with Apollo may now engage, may continue to engage, and/or may, in the future, decide to engage, in the same or similar activities or related lines of business as those in which the Company or any of its Subsidiaries, directly or indirectly, now engage or may engage and/or other business activities that overlap with, are complementary to or compete with those in which the Company or any of its Subsidiaries, directly or indirectly, now engage or may engage, the provisions of this Section 4.5 are set forth to regulate and define the conduct of certain affairs of the Company and its Subsidiaries with respect to certain classes or categories of business opportunities as they may involve any Apollo Party or its Affiliates and the powers, rights, duties and liabilities of the Company, its Subsidiaries, and their respective directors, officers and stockholders in connection therewith.

(b) To the fullest extent permitted by applicable law, the Company, on behalf of itself and each of its Subsidiaries, hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate (or analogous) or business opportunity for any Apollo Party, any of its Affiliates, or any of the Apollo Designees (collectively, “Identified Persons” and, individually, an “Identified Person”) and the Company or any of its Affiliates. In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be a corporate (or analogous) or business opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall have no duty to communicate, offer or otherwise make available such transaction or other corporate (or analogous) or business opportunity to the Company or any of its Affiliates and shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any purported fiduciary duty solely by reason of the fact that such Identified Person pursues or acquires such corporate (or analogous) or business opportunity for itself, herself or himself, or offers or directs such corporate (or analogous) or business opportunity to another Person (including any Affiliate of such Identified Person).

(c) The Company, on behalf of itself and each of its Subsidiaries, (i) acknowledges that the Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other entities (each such entity, a “Related Company” and all such entities, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Company, any of its Subsidiaries, or any of their respective Affiliates that the Company Controls, and (ii) agree that (A) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Agreement shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Agreement (if any) shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (x) the ownership by an Identified Person of any interest in any Related Company, (y) the affiliation of any Related Company with an Identified Person or (z) any action taken or omitted by any Related Company or an Identified Person in respect of any Related Company, (B) other than as specifically provided in this Agreement or the Director Confidentiality and Non-Use Agreement, none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Company, any of its Subsidiaries, or any of their respective Affiliates that the Company Controls as if the Identified Persons were not a party to this Agreement, and (C) the Identified Persons are not and shall not be obligated to disclose to the Company, any of its Subsidiaries, or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or, other than as specifically provided in this Agreement or the Director Confidentiality and Non-Use Agreement, to refrain from or in any respect to be restricted in competing against the Company, any of its Subsidiaries, or any of their respective Affiliates in any such business or as to any such opportunities.

(d) Notwithstanding anything to the contrary in this Agreement: (i) any current Apollo Designee and any Person who has served as an Apollo Designee within the preceding twelve (12) months shall not (x) serve on the board of directors of any Restricted Entity or (y) serve on the board of directors of any Apollo Entity that owns any interest in a Restricted Entity that would result in such Restricted Entity becoming an Affiliate of such Apollo Entity; and (ii) the Apollo Parties shall not, and shall direct their Affiliates not to, acquire any interest in any Restricted Entity that would result in such Restricted Entity becoming an Affiliate of any Apollo Entity. This Section 4.5(d) shall terminate and be of no further force or effect upon the earlier of (A) the date of termination of this Agreement in accordance with Section 7.1 and (B) the later of (I) ninety (90) days after the Standstill Removal Date and (II) the day after the first annual meeting of stockholders following the Standstill Removal Date at which Directors are elected.

ARTICLE V

REGISTRATION RIGHTS

5.1 Piggyback Registration Rights.

(a) Subject to the transfer restrictions set forth in Section 4.1, after the Restricted Period (or earlier if the Company agrees to waive the Restricted Period), if the Company proposes to register Common Stock for public sale, whether or not for its own account, under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it shall, at each such time, give prompt written notice (which notice shall be given not less than ten (10) Business Days prior to the filing by the Company with the SEC of any registration statement with respect thereto and shall specify the intended method or methods of disposition and the number of shares of Common Stock proposed to be registered) to the Apollo Parties and the Reverence Persons of its intention to do so and of Apollo Parties’ and Reverence Persons’ rights under this Section 5.1. Upon the written request of the Apollo Parties or the Reverence Persons made within five (5) Business days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by the Apollo Parties or the Reverence Persons, as applicable), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Apollo Parties and/or the Reverence Persons have so requested to be registered; provided that: (i) an Apollo Party and a Reverence Person shall have the right to withdraw its request for inclusion of any of such Registrable Securities in any registration statement pursuant to this Section 5.1(a) by giving written notice to the Company of such withdrawal, provided, that, in the case of any underwritten offering, written notice of such withdrawal must be given to the Company prior to the time at which the offering price or underwriter’s discount is determined with the managing underwriter or underwriters; (ii) if, at any time after giving written notice of its intention to register Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of Common Stock to be sold by it, the Company may, at its election, give written notice of such determination to the Apollo Parties and the Reverence Persons and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration without prejudice to the rights of the Apollo Parties to request that such registration be effected as a registration under Section 5.2(a); and (iii) subject to clause (i), if such registration involves an underwritten offering, any Person requesting to be included in the registration must, upon the written request of the Company, sell its Registrable Securities to the underwriters on the same terms and conditions as apply to the other Equity Securities being sold through underwriters under such registration, with, in the case of a combined primary and secondary offering, only such differences, including any with respect to representations and warranties, indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.

(b) Expenses. The Company shall pay all of its Registration Expenses in connection with each registration of Common Stock pursuant to this Section 5.1 and the preparation of the registration statement; provided that (x) the Apollo Parties shall pay (i) any underwriting discounts, commissions or fees relating to the Registrable Securities that are sold by such Apollo Parties, (ii) transfer taxes with respect to the Registrable Securities that are sold by such Apollo Parties, (iii) SEC registration fees and stock exchange listing fees for the Registrable Securities that are sold by such Apollo Parties and (iv) the fees and expenses of legal counsel retained by the Apollo Parties and (y) the Reverence Persons shall pay (i) any underwriting discounts, commissions or fees relating to the Registrable Securities that are sold by such Reverence Persons, (ii) transfer taxes with respect to the Registrable Securities that are sold by such Reverence Persons, (iii) SEC registration fees and stock exchange listing fees for the Registrable Securities that are sold by such Reverence Persons and (iv) the fees and expenses of legal counsel retained by the Reverence Persons.

(c) Priority in Piggyback Registrations. If a registration pursuant to this Section 5.1 involves an underwritten offering and the managing underwriter advises the Company in writing (a copy of which shall be provided to the Apollo Parties and the Reverence Persons) that, in its good faith opinion, the number of Registrable Securities and other Equity Securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of Common Stock offered in such offering, then the Company shall include in such registration: (i) first, Common Stock the Company proposes to sell for its own account; and (ii) second, such number of Registrable Securities requested by the Apollo Parties and the Reverence Persons to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, which number of Registrable Securities shall be allocated pro rata among all holders of Registrable Securities based on the number of Registrable Securities each has requested to be so included (subject to the satisfaction or waiver by the Company of the transfer restrictions set forth in Section 4.1).

(d) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 5.1 incidental to the registration of any of its Securities in connection with:

(i) a registration statement filed to cover issuances under employee benefits plans or dividend reinvestment plans;

(ii) any registration statement relating solely to the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses, assets or properties;

(iii) any registration statement covering securities other than shares of the same class as those held by the Apollo Parties (even if such securities are convertible into, or exchangeable or exercisable for, shares that are registered as part of such offering); or

(iv) any registration related solely to an exchange by the Company or its Subsidiaries of their own securities.

(e) Shelf Takedowns. In connection with any shelf takedown (whether pursuant to Section 5.2(f) or at the initiative of the Company), the Reverence Persons may, and if after the Restricted Period, the Apollo Parties may, exercise “piggyback” rights in the manner described in this Agreement to have included in such takedown Registrable Securities held by them that are registered on such shelf registration statement, provided, that in the case of any shelf takedown for an underwritten offering, at the initiative of the Company, the ten (10) Business Day period in Section 5.1(a) shall be reduced to seven (7) Business Days.

5.2 Demand Registrations.

(a) General. Subject to the transfer restrictions set forth in Section 4.1, after the Restricted Period (or earlier if the Company agrees to waive the Restricted Period), upon the written request of any Apollo Party (the “Demand Party”) requesting that the Company effect the registration under the Securities Act of Registrable Securities and specifying the amount and intended method of disposition thereof (including, but not limited to, an underwritten public offering), the Company shall (i) promptly give written notice of such requested registration to the Seller Parties and any other holders of securities entitled to notice of such registration, and (ii) as expeditiously as possible (and in any event within forty five (45) days if the Company is eligible to use Form S-3), use its reasonable best efforts to file a registration statement to effect the registration under the Securities Act of:

(i) such Registrable Securities which the Company has been so requested to register by the Demand Party in accordance with the intended method of disposition thereof; and

(ii) subject to the consent of the Demand Party, the Registrable Securities of the Seller Parties and any other holders of securities which the Company has been requested to register by written request given to the Company within five (5) Business Days after the giving of such written notice by the Company.

The Company shall be required to maintain the effectiveness of the registration statement with respect to any Demand Registration for a period of at least 180 calendar days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement relating to any registration request under this Section 5.2(a):

(x) within a period of ninety (90) days (or such lesser period as the managing underwriters in an underwritten offering may permit) after the effective date of any other registration statement relating to any registration request under this Section 5.2(a) or relating to any registration referred to in Section 5.1; provided, that if greater than 50% of the Registrable Securities requested to be registered pursuant to Section 5.1 or Section 5.2(a) by the Apollo Parties taken as a whole are excluded from the applicable registration pursuant to Section 5.1(c) or Section 5.2(e), the Apollo Parties shall have the right, with respect to such excluded Registrable Securities, to request one (1) additional registration pursuant to Section 5.2(a) within one-hundred (100) days after such ninety (90) day period; or

(y) if, in the good faith judgment of a majority of the disinterested members of the Board, the filing, initial effectiveness or continued use of the registration statement would be adverse to the Company because (i) such action would require the Company to make an Adverse Disclosure or (ii) the Board has determined in good faith that the registration or sale of the Registrable Securities would be reasonably expected to materially and adversely affect a planned bona fide financing of the Company that is reasonably likely to be promptly initiated by the Company, then the Company may delay the filing (but not the preparation of) or initial effectiveness of, or suspend use of, the registration statement (a “Demand Suspension”); provided, that the Company shall not be permitted to exercise more than two (2) Demand Suspensions during any twelve-(12) month period for more than an aggregate of ninety (90) days; and provided, further, that in the event of a Demand Suspension, such Demand Suspension shall terminate at such time as the Company would no longer be required to make any Adverse Disclosure or any such planned financing has been abandoned or completed.

(b) Form. Each registration statement prepared at the request of a Demand Party shall be effected on such form as reasonably requested by the Demand Party, including by a shelf registration pursuant to Rule 415 under the Securities Act on a Form S-3 (or any successor rule or form thereto) if so requested by the Demand Party and if the Company is then eligible to effect a shelf registration and use such form for such disposition.

(c) Expenses. The Demand Party shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5.2. Any such expenses that are initially billed to and paid by the Company on behalf of the Demand Party shall be due and payable upon request at such time or times designated by the Company. For the avoidance doubt, the Demand Party shall also be responsible for (i) any underwriting discounts, commissions or fees relating to the Registrable Securities that are sold by such Demand Party and any Seller Party, (ii) transfer taxes with respect to the Registrable Securities that are sold by such Demand Party and any Seller Party, (iii) SEC registration fees and stock exchange listing fees for the Registrable Securities that are sold by such Demand Party and any Seller Party and (iv) the fees and expenses of legal counsel retained by such Demand Party and any Seller Party; provided, however, that the Demand Party shall not be responsible for the taxes, fees and expenses referred in the forgoing clauses relating to the securities to be sold by any other holders who participate in the registration.

(d) Plan of Distribution, Underwriters and Counsel. If a requested registration pursuant to this Section 5.2 involves an underwritten offering, the Demand Party shall have the right to (i) determine the plan of distribution, (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company) and (iii) select primary counsel for all of the selling holders; provided, that nothing in this subsection (iii) shall prevent the Company from hiring its own counsel (at the expense of the Demand Party) in connection with the preparation of the registration statement.

(e) Priority in Demand Registrations. If a requested registration pursuant to this Section 5.2 involves an underwritten offering and the managing underwriter advises the Company in writing (a copy of which shall be provided to the Apollo Parties) that, in its good faith opinion, the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered in such offering, then the number of such Registrable Securities to be included in such registration shall be allocated (i) first, the Registrable Securities held by the Apollo Parties (pro rata among (x) Registrable Securities held by the Demand Party, and (y) the Registrable Securities held by any other Apollo Party that is an original party to this Agreement that has requested that their Registrable Securities be sold pursuant to Section 5.1(a), if any, on the basis of the relative number of securities requested to be included in such registration by the Demand Party and such other Apollo Party) and the Seller Parties on a pro rata basis; and (ii) second, shares of Common Stock requested to be included in such Demand Registration to be sold by any other selling holders of Common Stock. Any other selling holders of Common Stock will be included in an underwritten offering only with the consent of the Demand Party.

(f) Shelf Takedowns. Upon the written request of the Demand Party, the Company shall file and seek the effectiveness of a shelf registration statement, or a post-effective amendment to an existing shelf registration statement, in order to register a number of securities sufficient to cover the Demand Party’s Registrable Securities. Upon the written request of the Demand Party at any time and from time to time, the Company shall facilitate in the manner described in this Agreement a “takedown” of the Demand Party’s Registrable Securities off of an effective shelf registration statement. Upon the written request of the Demand Party, the Company shall file and seek the effectiveness of a post-effective amendment to an existing shelf registration statement in order to register up to the number of the Demand Party’s Registrable Securities previously taken down off of such shelf by the Demand Party and not yet “reloaded” onto such shelf registration statement.

(g) Additional Rights. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Apollo Parties in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities that adversely affects the priorities of the Apollo Parties pursuant to Section 5.1(c) or 5.2(e) of this Agreement.

(h) Number of Demands. The Apollo Parties shall be entitled to a maximum of six (6) demand registrations (including shelf “takedowns”) for an underwritten offering pursuant to Section 5.2(a); provided, that a registration (or shelf “takedown”) shall not count for this purpose until, in the case of a registration statement, the registration statement has been declared effective by the SEC and, in the case of a shelf “takedown,” the prospectus supplement for such offering has been filed with the SEC. For the avoidance of doubt, an Apollo Party may initiate an unlimited number of non-underwritten sales of all or part of its Registrable Securities included by it on any shelf registration statement, so long as such sales do not require the Company to file a prospectus supplement or any other SEC filings with respect to such sales.

5.3 Registration Procedures. If and whenever the Company is required to file a registration statement with respect to, or to use its reasonable best efforts to effect or cause the registration of, any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall as expeditiously as possible:

(a) promptly prepare and file with the SEC a registration statement on an appropriate form with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective; provided, that the Company may discontinue any registration of Common Stock which it has initiated for its own account at any time prior to the effective date of the registration statement relating thereto (and, in such event, the Company shall pay the Registration Expenses incurred in connection therewith); and provided, further, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company shall (i) furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request, and (iii) make such of the representatives of the Company as shall be reasonably requested by the sellers of the Registrable Securities being sold available for discussion of such documents;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of two (2) years (which period shall not be applicable in the case of a shelf registration effected pursuant to a request under Section 5.2(b)) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company shall (i) furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request, and (iii) make such of the representatives of the Company as shall be reasonably requested by the sellers of the Registrable Securities being sold available for discussion of such documents;

(c) furnish to each seller of such Registrable Securities and the underwriters of the securities being registered such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller or the sale of such securities by such underwriters (it being understood that, subject to the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request and to keep each such registration or qualification (or exemption therefrom) effective during the period in which the registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller;

(e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(f) promptly notify each seller and any underwriter of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, as promptly as practicable thereafter prepare and furnish to such seller and any underwriter a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(h) (i) list such Registrable Securities on any securities exchange on which Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) provide a transfer agent registrar and CUSIP number for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the indemnification provisions hereof, and take such other actions as sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) if requested by the managing underwriter(s) of an underwritten offering or if reasonably requested by the seller or sellers of a majority of such Registrable Securities, use reasonable best efforts to obtain a “cold comfort” letter or letters from the Company’s independent public accountants addressed to the underwriters or seller or sellers in customary form and covering matters of the type customarily covered by “cold comfort” letters;

(k) subject to the execution and delivery of confidentiality agreements in form and substance reasonably satisfactory to the Company, make available for inspection by any seller of such Registrable Securities covered by such registration statement and by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act that is customary for a participant in a registered securities offering;

(l) notify counsel for the holders of Registrable Securities included in such registration statement and the managing underwriter or agent, promptly, and confirm the notice in writing: (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to any prospectus shall have been filed; (ii) of the receipt of any comments from the SEC; (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(m) provide each holder of Registrable Securities included in such registration statement reasonable opportunity to comment on the registration statement, any post-effective amendments to the registration statement, any supplement to the prospectus or any amendment to any prospectus;

(n) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(o) if requested by the managing underwriter or agent or any holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(p) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the registration statement, if requested, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the holders may request;

(q) use its reasonable best efforts to make available the executive officers of the Company to participate in any “road shows” that may be reasonably requested by the Apollo Parties in connection with distribution of Registrable Securities;

(r) obtain for delivery to the underwriter an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to the Apollo Parties, the relevant underwriters or agents and their counsel; and

(s) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

5.4 Other Registration-Related Matters.

(a) The Company may require any Person that is Transferring securities in a Public Offering pursuant to Section 5.1 or Section 5.2 to furnish to the Company in writing such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities which are included in such Public Offering as the Company may from time to time reasonably request and the Company shall not be required to include the securities of such Person in such Public Offering if such information is not provided to the Company.

(b) Each Apollo Party agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.3(f), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until its receipt of the copies of the amended or supplemented prospectus contemplated by Section 5.3(f) or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed and, if so directed by the Company, such Apollo Party will deliver to the Company (at the Company’s expense) or destroy all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company shall be required to keep the registration statement effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5.3(f) to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of the supplemented or amended prospectus contemplated by Section 5.3(f) or the Advice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

(c) Each Apollo Party agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.3(l)(iv), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the lifting of such stop order, other order or suspension or the termination of such proceedings and, if so directed by the Company, such Apollo Party will deliver to the Company (at the Company’s expense) or destroy all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company shall be required to keep the registration statement effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5.3(l)(iv) to and including the date when such stop order, other order or suspension is lifted or such proceedings are terminated.

(d)

(i) Each Apollo Party will, in connection with any underwritten offering of Common Stock (whether for the Company’s account or for the account of any other holder of Common Stock with registration rights, if any), upon the request of the underwriters managing such offering, agree to be bound by customary lock-up agreements providing that such Apollo Party will not effect any sale, disposition or distribution of Registrable Securities without the prior written consent of the managing underwriter for such period of time commencing on the date of launch of such underwritten offering and ending up to ninety (90) days from and including the date of pricing (or such shorter period as the managing underwriter shall agree), subject to customary exclusions agreed to by such managing underwriter; provided that (A) the foregoing shall not apply to any Registrable Securities that are offered for sale as part of such Underwritten Offering, (B) such lock-up period shall be no longer than and on substantially the same terms as the lock-up period applicable to the Company and the executive officers and directors of the Company and (C) such lock-up period shall not commence unless the Company notifies each Apollo Party in writing prior to the commencement of the lock-up period. The provisions of this Section 5.4(d)(i) will no longer apply to the Apollo Parties if the Apollo Parties own less than 1% of the outstanding shares of Common Stock; and

(ii) Nothing in Section 5.4(d)(i) shall prevent an Apollo Party from: (1) (A) making a distribution of shares of Common Stock to the partners, members or stockholders thereof or (B) transferring shares of Common Stock to an Affiliate; (2) any Transfer of shares of Common Stock in connection with a Permitted Loan; or (3) Transferring shares of Common Stock pursuant to a final non-appealable order of a court or regulatory agency; provided that, in the case of clauses (1), (2) and (3), such Transfer is otherwise in compliance with applicable securities Laws and the Transfer restrictions in Article IV of this Agreement; provided, further, that, in the case of subclause (B) of clause (1), each such Transferee agrees in writing to become subject to the terms of this Agreement by executing a joinder agreement substantially in the form attached as Exhibit A to this Agreement and agrees to be bound by the applicable underwriter lock-up; and provided, further, that in the case of clauses (1)(A), such Transfer does not require the filing of any report under Section 16 of the Exchange Act.

(e) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Common Stock to the public without registration after such time as a public market exists for Registrable Securities, the Company agrees:

(i) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) so long as the Apollo Parties own any Registrable Securities, to furnish to the Apollo Parties promptly upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act; (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents of the Company as an Apollo Party may reasonably request in availing itself of any rule or regulation of the SEC allowing such Apollo Party to sell any such securities without registration.

(f) Each of the parties hereto agrees that the registration rights provided to the Apollo Parties herein are not intended to, and shall not be deemed to, override or limit any other restrictions on Transfer to which the Apollo Parties may otherwise be subject.

5.5 Indemnification

(a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 5.1 or Section 5.2, the Company hereby indemnifies and agrees to hold harmless, to the fullest extent permitted by Law, each holder who sells Registrable Securities (a “Selling Holder”) covered by such registration statement, each Affiliate of such Selling Holder and their respective directors, officers, employees, partners and equityholders (and the directors, officers, employees, Affiliates and controlling Persons of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls such Selling Holder or any such underwriter within the meaning of the Securities Act (each, and “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and reasonable and documented expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report; (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made; or (c) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, and the Company shall reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any Indemnified Party and will survive any termination of this Agreement.

(b) Indemnification by Selling Holders. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 5.1 or Section 5.2, that the Company shall have received an undertaking reasonably satisfactory to it from any Selling Holder to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.5(a)) the Company or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or omission was made in conformity with written information with respect to such Selling Holder furnished to the Company by such Selling Holder expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the other sellers, or any of their respective Affiliates, directors, officers or controlling Persons and will survive the Transfer of such Registrable Securities by the Selling Holder. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds actually received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 5.5(a) or Section 5.5(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by the holders of at least a majority of the securities included in the relevant registration statement, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party’s reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein for reasons other than those described in the proviso in the first sentence of Section 5.5(a), then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 5.5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds actually received by such Selling Holder upon the sale of the Registrable Securities giving rise to such contribution obligation. Any obligation of Selling Holder to contribute pursuant to this Section 5.5(d) shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under Section 5.5(a), the indemnifying parties shall indemnify each Indemnified Party to the full extent provided in Section 5.5(a) without regard to the relative fault of said indemnifying party or Indemnified Party or any other equitable consideration provided for in this Section 5.5(d).

(e) Other Indemnification. Indemnification substantially similar to that specified in this Section 5.5 (with appropriate modifications) shall be given by the Company and each Selling Holder with respect to any required registration or other qualification of such securities under any Law or with any Governmental Authority other than as required by the Securities Act.

(f) Non-Exclusivity. The obligations of the parties under this Section 5.5 will be in addition to any liability which any party may otherwise have to any other party.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Apollo as follows as of the Effective Date:

(a) The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under the Agreement.

(b) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) applicable Law, (y) the organizational documents of the Company, or (z) any contract or agreement to which the Company is a party.

(c) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Apollo, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d) The Board (or a duly authorized committee thereof) has taken all action necessary, in compliance with applicable Law, to exempt the transactions contemplated by the Merger Agreement from the restrictions on “business combinations” set forth in Section 203 of the DGCL. Other than Section 203 of the DGCL, no “business combination”, “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” Law is applicable to the Merger Agreement or the transactions contemplated thereby.

6.2 Representations and Warranties of Apollo. Apollo hereby represents and warrants to the Company as follows as of the Effective Date:

(a) Apollo is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Apollo has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by Apollo of this Agreement and the performance by Apollo of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) applicable Law, (y) its organizational documents, or (z) any contract or agreement to which it is a party.

(c) The execution and delivery by Apollo of this Agreement and the performance by Apollo of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part. This Agreement has been duly executed and delivered by Apollo and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Apollo, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d) None of the Apollo Entities owns any Voting Securities (without giving effect to the Apollo Closing Shares).

6.3 No Other Representations or Warranties. Each of the Company and Apollo hereby acknowledges and agrees that (a) except for the express representations and warranties set forth in this Article VI, neither party hereto nor any Person acting on its behalf is making any representation or warranty of any kind, express or implied, in connection with the negotiation, execution or performance of this Agreement or the Merger Agreement or the transactions contemplated hereby and thereby, and (b) neither party hereto has relied on the accuracy or completeness of any information furnished by the other party hereto or any Person acting on its behalf in connection with the negotiation, execution or performance of this Agreement or the Merger Agreement or the transactions contemplated hereby and thereby.

ARTICLE VII

GENERAL PROVISIONS

7.1 Termination. Unless otherwise specified herein, this Agreement shall automatically terminate on the date that Apollo Parties, in the aggregate, Beneficially Own less than 5,983,927 of the Apollo Closing Shares; provided, that Sections 4.3(a) and (b) shall terminate only in accordance with Section 4.3(c) and Section 4.1(f) shall survive the termination of this Agreement indefinitely.

7.2 Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) two (2) Business Day after being sent by internationally recognized overnight courier, or (c) if transmitted by facsimile or sent by electronic mail transmission and confirmed within twenty four (24) hours thereafter by a signed original sent in the manner provided in clause (a) or (b) to the parties at the following addresses (or at such other address for a party as shall be specified by prior written notice from such party):

if to the Company:

Hilton Grand Vacations, Inc.

5323 Millenia Lakes Boulevard, Suite 120

Orlando, FL 32839

Attn: Charles Corbin

with a copy (not constituting notice) to:

Alston & Bird LLP

950 F Street NW

Washington, DC 20004

Attention: Alex Park

        Rebecca Valentino

if to Apollo:

c/o Apollo Management Holdings, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attn: David Sambur, Partner

John Suydam, Chief Legal Officer

with a copy (not constituting notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Taurie Zeitzer

        Brian Scrivani

if to Hilton:

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive, Suite 1100

McLean, VA 22102

Attention: Kristin Campbell

with a copy (not constituting notice) to:

Wilmer Hale

60 State Street

Boston, MA 02109 USA

Attention: Jay Bothwick

For purposes of Sections 5.1 and 5.2, if to the Reverence Persons to:

c/o Reverence Capital Partners, LP

10 East 53rd Street, 14th Floor

New York, NY 10022

Attention: Milton Berlinski

      Peter Aberg

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166-4193

Attention: Jennifer C. Kurtis

For purposes of Section 5.2, if to any of the Seller Parties other than any Reverence Person, to such Seller Party’s addresses set forth on Schedule 7.2.

7.3 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified, and any provision hereof waived, only by a written instrument executed by the Company and Apollo and, solely with respect to amendments, supplements, modifications or waivers with respect to Article II, Article III, Section 4.1 or Section 4.3 (or any defined terms to the extent used therein), Hilton. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. Any amendment, supplement or modification to this Agreement and any waiver of any term hereof effected in accordance with this Section 7.3 shall be binding on each party hereto and all of such party’s successors and permitted assigns, whether or not such successor or permitted assign entered into or approved such amendment, supplement or modification. Consent or refusal to consent to any amendment, supplement, modification or waiver may be given or withheld by a party in its sole discretion.

7.4 Further Assurances. Each party hereto shall sign such further documents and do and perform and cause to be done such further acts and things as any other party hereto may reasonably request to the extent necessary to carry out the intent and accomplish the purposes of this Agreement.

7.5 Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned, except by any Apollo Party to any Permitted Transferee that has executed a joinder agreement substantially in the form attached as Exhibit A to this Agreement, without the express prior written consent of the other parties hereto, and any attempted assignment, without such consent, will be null and void.

7.6 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto; provided, that each Seller Party not party to this Agreement shall be an express third party beneficiary of Section 5.2 as though such Seller Party were an Apollo Party, but only to the extent that an Apollo Party exercises any rights pursuant to Section 5.2; provided, further, that, subject to any Reverence Person’s fulfillment of its obligations pursuant to Section 5.1(b), such Reverence Person shall be an express third party beneficiary of Section 5.1.

7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of Laws thereof.

7.8 Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement, each of the parties hereto, by execution and delivery of this Agreement, unconditionally accepts and consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court to which orders and judgments thereof may be appealed within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), including but not limited to the in personam and subject matter jurisdiction of those courts, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed, waives any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds or any other manner permitted by Law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 7.2. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

7.9 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

7.10 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

7.11 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

7.12 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

7.13 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

7.14 Effectiveness of this Agreement. This Agreement shall become automatically effective upon the Effective Date, without the requirement of any further action by any Person, and until the Effective Date (if any), this Agreement shall be of no force or effect and shall create no rights or obligations on the part of any party hereto.

7.15 Certain Adjustments of Common Stock. Notwithstanding anything contained herein, the parties hereto hereby agree that if, following the execution of this Agreement, the number of outstanding shares of Common Stock is increased or decreased or changed into a greater or fewer number or a different class of shares, including by reason of any reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any other similar event that would have the effect of changing the Apollo Party’s ownership of Common Stock or other securities of the Company, then each provision herein that relates to or references Apollo’s, any other Apollo Party’s, any Apollo Entity’s or any of their respective Affiliates’ holding, ownership or Beneficial Ownership of Common Stock (including with respect to the Apollo Closing Shares) shall be automatically adjusted without any further action by any Person to fully reflect the appropriate effect of such increase or decrease in the number of outstanding shares of Common Stock or such change into a greater or fewer number or a different class of shares, as applicable.

7.16 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or otherwise, and notwithstanding the fact that certain Apollo Parties may be partnerships, limited liability companies, corporations or other entities, each party hereto covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered by any Person pursuant hereto or otherwise shall be had against any of Apollo’s, any other Apollo Party’s, any Apollo Entity’s or any of the foregoing’s respective Affiliates’ former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case, other than (subject, for the avoidance of doubt, to the provisions of this Agreement) each party hereto or any of its respective assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any party hereto or any of its respective assignees under this Agreement or any documents or instruments delivered by any Person pursuant hereto for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 7.16 shall relieve or otherwise limit the liability of any party hereto or any of its respective assignees for any breach or violation of its obligations under such agreements, documents or instruments; and provided, further, that upon a Transfer of the shares of the Common Stock owned by the Apollo Parties which would result in the termination of this Agreement in accordance with Section 7.1, following the date of such Transfer, the Limited Guarantee shall become effective and remain in effect for a period of twenty (20) days following the date of such Transfer (and shall continue in effect during the pendency of any claim made thereunder) and pursuant to which, subject to the terms and conditions contained therein, the Apollo Entities party thereto shall be secondarily responsible to the Company (and no other Person) for any damages directly arising out of or directly resulting from any Transfer that was in violation of, or directly caused a material breach of, the terms of this Agreement. Notwithstanding the foregoing, the Company agrees not to seek to recover, directly or indirectly, any amounts under the Limited Guarantee unless and until the Company has exhausted all available remedies against the Apollo Parties, but may submit a claim under the Limited Guarantee during such time solely in order to preserve its rights while it pursues available remedies against the Apollo Parties.

7.17 Financing Cooperation. If requested by the Apollo Parties, the Company will provide the following cooperation in connection with the Apollo Parties obtaining any Permitted Loan: (a) entering into an issuer agreement with each lender in substantially the form attached hereto as Exhibit E (an “Issuer Agreement”) in connection with such transactions, subject to the consent of the Company (which will not be unreasonably withheld, conditioned or delayed), with such changes thereto as are requested by such lender and customary for similar financings, (b)

following receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that the restrictive legend (or notation) is no longer required under the Securities Act and applicable state securities Laws, using commercially reasonable efforts to remove any such restrictive legends on certificates representing pledged Common Stock and depositing such pledged Common Stock in book entry form on the books of The Depository Trust Company (and providing any necessary indemnities to the transfer agent in connection therewith), (c) if so requested by such lender or counterparty, as applicable, re-registering the pledged Common Stock on the Company’s record book or with the Company’s transfer agent, as applicable, in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan, with respect to Permitted Loans solely as securities intermediary and only to the extent an Apollo Party or its Affiliates continues to beneficially own such pledged Common Stock, (d) entering into customary triparty agreements with each lender and the Apollo Parties relating to the delivery of the Common Stock to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price and (e) such other cooperation and assistance as the Apollo Parties may reasonably request (which cooperation and assistance, for the avoidance of doubt, shall not include any requirement that the Company deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business. Anything in the preceding sentence to the contrary notwithstanding, the Company’s obligation to deliver an Issuer Agreement is conditioned on the applicable Apollo Party certifying to the Company in writing that (i) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, such Apollo Party has pledged shares of Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement and (ii) such Apollo Party acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement. The Apollo Parties acknowledge and agree that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Apollo Parties under this Agreement, the Apollo Parties shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

HILTON GRAND VACATIONS, INC.

By:	/s/ Charles R. Corbin
	Name:	Charles R. Corbin
	Title:	Executive Vice President and General Counsel

AP VIII DAKOTA HOLDINGS, L.P.

By: Apollo Advisors VIII, L.P.,
its general partner

By: Apollo Capital Management VIII, LLC,
its general partner

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

AP DAKOTA CO-INVEST, L.P.

By: AP Dakota Co-Invest GP, LLC., its general partner

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

[Signature Page to Stockholders Agreement]

For purposes of Sections 7.2 and 7.3 only:

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Chief Financial Officer and President, Global Development

[Signature Page to Stockholders Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement, dated as of August 2, 2021 (the “Stockholders Agreement”), by and between the Company, the Apollo Parties and Hilton. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

WHEREAS, on the date hereof, the Joining Party is acquiring shares of Common Stock from [•] (the “Transferred Shares”); and

WHEREAS, the Stockholders Agreement requires the Joining Party, as a condition to becoming a holder of the Transferred Shares that is an Apollo Party, to agree in writing to be bound by the terms of the Stockholders Agreement, and the Joining Party agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1. Agreement to be Bound. The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders Agreement and an “Apollo Party” as if it had executed the Stockholders Agreement as of the date hereof. The Joining Party hereby ratifies, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement, in each case as of the date hereof. The Joining Party hereby represents and warrants to the Company that, as of the date hereof, it is a Permitted Transferee and the representations and warranties set forth in Section 6.2 are true and correct as if the Joining Party were Apollo.

2. Notice. For purposes of Section 7.2 of the Stockholders Agreement, the Joining Party’s address is:

[•]

[•]

[•]

Attention: [•]

Fax: [•]

with a copy (not constituting notice) to:

[•]

[•]

[•]

Attention: [•]

Fax: [•]

3. Headings and Captions. The headings and captions contained in this Joinder Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Joinder Agreement or the intent of any provision hereof.

4. Counterparts. This Joinder Agreement may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Joinder Agreement (or amendment, as applicable).

5. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of Laws thereof.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: [•]

[NAME OF JOINING PARTY]

By:
Name:	[•]
Title:	[•]

ACCEPTED AND AGREED:

HILTON GRAND VACATIONS INC.

By:
Name:	[•]
Title:	[•]

SCHEDULE 2.1(a)

PRE-APPROVED APOLLO DESIGNEES

1. David Sambur*

2. Alex van Hoek*

* Based on the information provided by Apollo to the Company in connection with its determination of these persons meeting the “Pre-Qualified Apollo Designees” requirement, and Apollo’s anticipated ownership of the Company Common Stock as of immediately after the Closing, these individuals are not likely to be deemed independent for the purposes of the NYSE Listed Company Manual Section 303A.

SCHEDULE 7.2

SELLER PARTIES

Seller Party	Address	Email
Eric Assam
Rhett Bolling
Chris Brock
Adam Budgor
Michael Flaskey
Keith Holmes
Nizar Jabara
Lillian Luu
Kevin Pereira
Kenneth Siegel
Jason Toste
Al Weiss
Brian Garavuso
Tony Walker
Stevi Wara
Maria Kalber
Jason Cohen
David Doyle
Larry Oleck
Larry Bryant Raper, Jr.
Troy Vanke

Seller Party	Address	Email
DFRB Investors LLC
2014 Eli J. Fonseca Trust
2014 Isabella H. Fonseca Trust
2014 Sophia E. Fonseca Trust
William McCoy
Vladimir Anokhin
John Coppolella
Shannon Cummings
Thad Gregory
Brian Koch
Robert Krawczyk
David LaGassa
Jim Mikolaichik
Pete Mitchell
Mark Nuzzo
Kathie Prince
Dhiren Fonseca